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                                                                    EXHIBIT 99.1

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

     Pursuant to 18 U.S.C. (S)1350, I, the undersigned Chairman, Chief Executive Officer and President of Actuant Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended August 31, 2002 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2002

                                                       /s/ Robert C. Arzbaecher
                                                       ------------------------
                                                       Robert C. Arzbaecher